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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 27, 2001

                        Crown Castle International Corp.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                         0-24737                       76-0470458
(State or Other Jurisdiction of    (Commission File Number)  (IRS Employer Identification Number)
        Incorporation)


                                510 Bering Drive
                                   Suite 500
                               Houston, TX 77057
                    (Address of Principal Executive Office)
      Registrant's telephone number, including area code: (713) 570-3000

     This document includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

Item 5.  Other Events

     On April 27, 2001, RAI Radio Televisione Italiana S.p.A., a corporation organized under the laws of Italy and the Italian state-owned television and radio broadcaster ("RAI"), CCR S.r.l., a corporation organized under the laws of Italy and an indirect subsidiary of Crown Castle International Corp. ("CCR"), and Crown Castle International Corp., a Delaware corporation ("Crown Castle"), entered into a Share Purchase Agreement (the "Share Purchase Agreement"). Pursuant to the terms of the Share Purchase Agreement, CCR purchased from RAI 49% of the outstanding capital stock of RAI Way S.p.A., a corporation organized under the laws of Italy and a wholly-owned subsidiary of RAI (the "Company"), for a purchase price of Italian Lire 791,405,202,097 (approximately $380 million). The purchase price is subject to a post-closing price adjustment based on the difference between the net equity of the Company on June 30, 2000 and April 27, 2001.

     The Company manages over 2,300 broadcast transmission sites across Italy, making it one of Italy's largest tower networks, and provides broadcast coverage to approximately 99% of the Italian population. The Company currently has over 700 existing telecom tenants and employs over 750 people.

Share Purchase Agreement
------------------------

     Under the terms of the Share Purchase Agreement, the purchase price, the shares of the Company and other ancillary agreements were deposited into escrow pending the transactions contemplated by the Share Purchase Agreement being:

     .  unconditionally approved by the Italian Antitrust Authority; and

     .  acknowledged by the Italian Ministry of Communications.

     If such approval and acknowledgment are received within six months following closing of the transactions contemplated by the Share Purchase Agreement, the purchase price will be paid from escrow to RAI and the shares will be delivered from escrow to CCR. If the approval or the acknowledgment is not received within six months following closing of the transactions contemplated by the Share Purchase Agreement, the purchase price will be returned to CCR and the shares will be reregistered in the name of RAI. During the pendency of the escrow, CCR will be a shareholder of the Company entitled to all rights (including those granted pursuant to the terms and conditions of the Shareholders' Agreement) and subject to all obligations of a shareholder of the Company.

     Pursuant to the Share Purchase Agreement, CCR has agreed to pledge the shares that it owns in the Company in favor of RAI in support of certain of its obligations under the terms of the Shareholders' Agreement. If CCR or any subsidiary of Crown Castle of which CCR is a subsidiary will initiate bankruptcy, insolvency or reorganization proceedings or any pledge is successfully enforced that would render CCR not a majority-owned subsidiary of Crown Castle, RAI will have an immediate call option for the shares in the Company owned by CCR. In addition, under the terms of the Shareholders' Agreement, CCR has agreed to vote its shares in the Company in favor of certain changes to the Company's bylaws if the events described in the prior sentence occur. The obligations to grant the call option and to vote in favor of certain changes to the Company's bylaws are secured by the pledge.

     RAI made certain representations and warranties in the Share Purchase Agreement to CCR including, without limitation, the following:

     . Due organization and valid existence of the Company and RAI, corporate capital of the Company, ownership of the shares in the Company, and authority to enter into the Share Purchase Agreement and its related exhibits and schedules;

     . Certain financial statements of the Company are correct, true and complete;

     . Operation of the Company's business consistent with past practice and ownership of assets;

     . Identification of material contracts (including affiliated transactions) and absence of material litigation; and

     .    Compliance with laws.

     RAI has agreed to indemnify CCR and the Company (whose rights may be enforced by CCR), as applicable, with respect to breaches of the representations and warranties in the Share Purchase Agreement. In addition, RAI will indemnify the Company

(whose rights may be enforced by CCR) for environmental matters regarding the Company. Except with respect to certain representations regarding the ownership of the shares and the corporate existence, authorization and capitalization of the Company (the "Non-Company Representations"), the representations and warranties will survive for twenty-four months following the closing of the transactions contemplated by the Share Purchase Agreement. The Non-Company Representations and the environmental indemnity will survive for thirty days following the applicable statute of limitations. With respect to the representations other than the Non-Company Representations, RAI's liability under the indemnification provisions is limited to 15 percent of the purchase price. RAI's liability under the Non-Company Representations and the environmental indemnification is limited to the amount of the purchase price. Any damages owed to CCR or the Company for a breach of a representation or warranty or under the environmental indemnity may be offset against certain benefits (including tax benefits) received by CCR or the Company, as applicable.

     A copy of the Share Purchase Agreement is attached hereto as Exhibit 10.1.

Shareholders' Agreement
-----------------------

     In connection with the Share Purchase Agreement, on April 27, 2001, RAI, CCR and Crown Castle entered into a Shareholders' Agreement governing their reciprocal relationships with respect to the Company. Pursuant to the terms of the Shareholders' Agreement, the Company's management will be carried out in accordance with a three year business plan with the following objectives:

     .  maximization of the investment made by the shareholders;

     .  optimization of the capital structure of the Company; and

     .  compliance with the Company's dividend policy.

The board of directors of the Company annually approves a rolling three year business plan, including a detailed budget. The parties to the Shareholders' Agreement have approved the initial business plan of the Company for the three years ended December 31, 2004. Future business plans of the Company will be based on models used to prepare the initial business plan.

     The Shareholders' Agreement provides that the board of directors of the Company is composed of eight members. RAI designates five members and CCR designates three members. CCR designates the Chairman of the Board and the business development officer of the Company. Certain resolutions of the board of directors of the Company may not be adopted without the prior approval of two CCR appointed directors. The following list includes some, but not all, of these resolutions:

     .    approving or amending any business plan or budget of the Company;

     . purchasing or selling of businesses or purchasing or selling goods, the value of which exceeds ten billion Italian Lire per transaction or fifty billion Italian Lire for the total value of the transactions carried out in one year;

     . executing financial agreements for amounts exceeding ten billion Italian Lire per transaction or fifty billion Italian Lire for the total value of the transactions carried out in one year;

     . modifying, suspending, revoking or terminating any permit, license, authorization, or other consent material to the Company;

     . entering into any certain agreements with affiliates of the Company, including RAI and the RAI group;

     . entering into strategic alliances, joint ventures, or similar agreements;

     .    initiating or settling certain litigation of the Company;

     . revising the employment relationships and duties of the executive officers of the Company;

     .    requiring financial contributions of the shareholders to the Company;

     .    advancing certain loans; and

     . entering into, terminating or materially amending any agreement (a) involving a total commitment exceeding 10 billion Italian Lire or 50 billion Italian Lire for the total commitment of all such agreements in any one year or (b) that materially restricts the Company from conducting the tower business.

     The prior approval of two CCR directors will not be required for resolutions of the board of directors of the Company relating to:

     . fulfillment of the Company's obligations under the supply contract under which the Company provides certain services to RAI in order to ensure the viability of the Company's broadcast business (the "Supply Contract");

     . renewals and amendments to the Supply Contract (provided that such renewals or amendments are not prejudicial to the Company); and

     . fulfillment by RAI of its obligations under the concession granted by the Italian government to provide television and radio broadcasts in Italy.

     The Shareholders' Agreement provides that certain resolutions of the shareholders of the Company may not be adopted without the prior approval of 67% of the share capital of the Company. Resolutions requiring supermajority vote include, but are not limited to:

     . resolutions relating to the sale, transfer or other disposition of shares or other equity interests held by the Company;

     .    resolutions relating to the distribution of dividends; and

     . resolutions relating to the acquisition of any capital stock of, or any options to acquire any shares of capital stock of,, the Company.

     The Shareholders' Agreement provides that the Company will be managed by a Managing Director, who is designated by the directors appointed by RAI, and a Business Development Officer, who is designated by the directors appointed by CCR. The Managing Director will be granted by the board of directors of the Company all powers of ordinary administration of the Company's business and will report directly to the board of directors. The Business Development Officer of the Company will be responsible for the tower business of the Company. The tower business includes the provision of wireless infrastructure and related services to wireless operators, including site/tower leasing, co-location services and other related site and network functions. The Business Development Officer will report directly to the Managing Director.

     The Shareholder's Agreement sets forth certain transfer restrictions with respect to the Company's shares. CCR has agreed not to transfer any of its shares in the Company for a period of three years from April 27, 2001; provided that it may transfer up to five percent of its shares in the Company to Poste Italiana S.p.A. ("Poste"). In addition, CCR has agreed not to transfer, in full or in part, any shares in the Company to parties that are owners of a concession, license or permit for (i) radio-TV broadcasting in Italy, (ii) the supply of voice telephony service in Italy, (iii) the installation and supply of public telecommunications in Italy, (iv) the supply of mobile or personal communication services in Italy or (v) the allocation of certain radio frequencies or specific sets of phone numbers for the implementation of services offered to the public. RAI has agreed not to transfer any of its shares in the Company to any person who, directly or indirectly, competes in a material way with Crown Castle or its subsidiaries in the tower business.

     Under the terms of the Shareholders' Agreement, if a party intends to sell or transfer its shares in the Company, the other party will have a right of first refusal, on the same terms and condition, for the purchase of such shares. Notwithstanding the right of first refusal and other restrictions on transfer, each party may transfer its shares in the Company to a company controlled by it under Article 2359, paragraph no. 1 of the Italian Civil Code.

     At any time after the third anniversary of the execution of the Shareholders' Agreement, either RAI or CCR may request that the Company list the shares of the Company on an internationally recognized stock exchange or market and to effect a public sale of such party's shares in the Company. RAI or CCR may make only one demand request per year. In the case of a demand request, the non-requesting shareholder will have the right to include any or all of its shares in the Company in the public sale.

     Under the terms of the Shareholders' Agreement, Crown Castle has agreed for as long as CCR holds shares in the Company and for one year following final disposition of such shares to refrain from, directly or indirectly, competing with RAI in the field of "TV and radio transmission and broadcasting" in Italy, as defined in the Shareholders' Agreement. RAI has agreed, so long as CCR holds shares in the Company, not to perform, directly or indirectly, or initiate activity in the field of construction and management of infrastructures for the transmission and broadcasting of television, outside of the Company.

     Under the terms of the Shareholders' Agreement, RAI has granted CCR a put option. CCR may exercise the put option with respect to its shares of the Company in the event that all of the following conditions have occurred:

     .    December 31, 2004 has passed; and

     . RAI breaches or causes the Company to breach the terms and conditions of the Supply Contract or any proposed resolution of the board of directors of the Company that is necessary for the implementation of the Company's business plan is not approved as a result of one or more of the directors appointed by RAI voting against or failing to vote for such a proposed resolution; and

     . such breach, vote or failure to vote directly results in the failure of the activities set out in the business plan to be implemented and such failure causes a material adverse effect on the Company.

The put option may only be exercised after completion of an arbitration proceeding. The purchase price of the shares subject to the put option will be determined with reference to the price an unrelated third party would be prepared to pay if it were to acquire the entire share capital of the Company. The parties will choose investment banks to make this determination.

     CCR has granted RAI a call option with respect to its shares in the Company. If CCR defaults in its non-competition obligations as described above in a manner that materially adversely affects the Company, RAI will have a call option with respect to CCR's shares in the Company. The call option may be only exercised after completion of an arbitration proceeding. The purchase price of the shares subject to the call option will be calculated in the same way as described above with respect to the put option.

     If CCR or any subsidiary of Crown Castle of which CCR is a subsidiary will initiate bankruptcy, insolvency or reorganization proceedings or any pledge is successfully enforced that would render CCR not a subsidiary of Crown Castle, RAI will have an immediate call option for the shares in the Company owned by CCR. The purchase price of such shares would be determined assuming that the Shareholders' Agreement was terminated and a minority discount applied.

     The Shareholders' Agreement has an initial term of fourteen years. However, early termination may occur, among other reasons, if:

     . CCR's shareholding in the Company falls below 35% (or 24% if the Company has sold shares to the public) and is not restored within thirty business days to a level equal to or greater than such percentage;

     .    CCR ceases to be a majority-owned subsidiary of Crown Castle;

     . bankruptcy, insolvency, or reorganization proceedings are initiated against CCR or any majority-owned subsidiary of Crown Castle of which CCR is a subsidiary which are not terminated within 90 days; or

     . CCR loses its voting rights as a shareholder of the Company and such loss is not cured within thirty days following receipt of notice thereof by CCR.

     The term of the Shareholders' Agreement will be automatically renewed for successive two year periods unless CCR or RAI gives six months' written prior notice.

     A copy of the Shareholders' Agreement is attached hereto as Exhibit 10.2.

     The foregoing descriptions of the Share Purchase Agreement and of the Shareholders' Agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the Share Purchase Agreement and the Shareholders' Agreement, copies of which are filed herewith.

     A copy of Crown Castle's press release relating to the acquisition is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of business acquired.

              -- Not applicable.

         (b)  Pro forma financial information.

              -- Not applicable.

         (c)  Exhibits

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
                 Exhibit No.                                                       Description
          -------------------------           ----------------------------------------------------------------------------------
                   10.1                       Share Purchase Agreement dated April 27, 2001, among RAI Radio Televisione
                                              Italiana S.p.A, CCR S.r.l. and Crown Castle International Corp.
                   10.2                       Shareholder's Agreement, dated April 27, 2001 among RAI Radio Televisione Italiana
                                              S.p.A., CCR S.r.l., and Crown Castle International Corp.
                   99.1                       Press Release, dated April 27, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CROWN CASTLE INTERNATIONAL CORP.


                             By:    /s/ Blake Hawk
                                 --------------------------------------------
                                 Name:  Blake Hawk
                                 Title: Executive Vice President and General
                                        Counsel

Dated:  April 27, 2001

                                 EXHIBIT INDEX

        Exhibit No.                                               Description
---------------------------   ----------------------------------------------------------------------------------

          10.1                Share Purchase Agreement dated April 27, 2001, among RAI Radio Televisione
                              Italiana S.p.A, CCR S.r.l. and Crown Castle International Corp.
          10.2                Shareholder's Agreement, dated April 27, 2001 among RAI Radio Televisione Italiana
                              S.p.A., CCR S.r.l., and Crown Castle International Corp.
          99.1                Press Release, dated April 27, 2001.